As filed with the Securities and Exchange Commission on July 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LifePoint Hospitals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1538254
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

103 Powell Court
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan

LifePoint Hospitals Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan

(Full titles of the plans)

Paul D. Gilbert

Executive Vice President, Chief Legal Officer and

Corporate Governance Officer

LifePoint Hospitals, Inc.

103 Powell Court

Brentwood, Tennessee 37027

(Name and address of agent for service)

(615) 372-8500

(Telephone number, including area code, of agent for service)

Copy to:

Christopher M. Phillips

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Amended and Restated 1998 Long-Term Incentive Plan Common Stock, $0.01 par value (1)	520,000	$37.86	$19,687,200.00	$2,256.15
Amended and Restated Outside Directors Stock and Incentive Compensation Plan Common Stock, $0.01 par value (1)	35,000	$37.86	$1,325,100.00	$151.86
Total	555,000	$37.86	$21,012,300	$2,408.01

(1)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.
(2)	This Registration Statement shall also cover any additional shares of common stock that become issuable under the Amended and Restated 1998 Long-Term Incentive Plan and the Amended and Restated Outside Directors Stock and Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under any of the plans.
(3)	Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported on the NASDAQ Global Select Market, of the common stock of the Registrant as of July 25, 2012, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

LifePoint Hospitals, Inc. (the “Company”) hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register (i) an additional 520,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company’s Amended and Restated 1998 Long-Term Incentive Plan (the “LTIP”) and (ii) an additional 35,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated Outside Directors Stock and Incentive Compensation Plan (the “Directors Plan” together with the LTIP, the “Plans”).

The contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-159233 and Registration No. 333-168476) registering shares of Common Stock issuable pursuant to the Plans (and the Company’s Employee Stock Purchase Plan, Retirement Plan and Amended and Restated Management Stock Purchase Plan, which are not affected by this Registration Statement) and filed with the Securities and Exchange Commission on May 14, 2009 and August 2, 2010, respectively, are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also, pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 555,000 shares of Common Stock not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise indicated, are incorporated herein by reference and made a part hereof:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(b) The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012;

(c) The Company’s Current Reports on Form 8-K filed on July 5, 2012 and July 25, 2012; and

(d) Description of the Company’s Common Stock and the associated Preferred Stock Purchase Rights included in the Registration Statement on Form 10/A (Reg. No. 000-51251) filed by the Company under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by LifePoint Hospitals, Inc. on April 19, 2005, File No. 333-124151).

3.2	Fourth Amended and Restated By-Laws of LifePoint Hospitals, Inc. (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated December 15, 2010, File No. 000-51251).

4.1	Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Hospitals, Inc. on October 25, 2004, File No. 333-119929)

4.2	Amended and Restated Rights Agreement, dated February 25, 2009, by and between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated February 25, 2009, File No. 000-51251)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan, dated June 30, 2005 (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.2	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.3	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.4	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.5	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.6	Amendment, dated April 23, 2012, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.7	Amendment, dated June 5, 2012, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.8	LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.9	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.10	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.11	Amendment, dated June 5, 2012, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix C to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, state of Tennessee, on July 30, 2012.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Paul D. Gilbert
Paul D. Gilbert
Executive Vice President, Chief Legal Officer and Corporate Governance Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Sherman and Paul D. Gilbert, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William F. Carpenter III William F. Carpenter III	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 30, 2012

/s/ Jeffrey S. Sherman Jeffrey S. Sherman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2012

/s/ Michael S. Coggin Michael S. Coggin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 30, 2012

/s/ Gregory T. Bier Gregory T. Bier	Director	July 30, 2012

/s/ Richard H. Evans Richard H. Evans	Director	July 30, 2012

/s/ DeWitt Ezell, Jr. DeWitt Ezell, Jr.	Director	July 30, 2012

SIGNATURE	TITLE	DATE

/s/ Michael P. Haley Michael P. Haley	Director	July 30, 2012

/s/ Marguerite W. Kondracke Marguerite W. Kondracke	Director	July 30, 2012

/s/ John E. Maupin, Jr. John E. Maupin, Jr.	Director	July 30, 2012

/s/ Owen G. Shell, Jr. Owen G. Shell, Jr.	Lead Director	July 30, 2012

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from exhibits to the Registration Statement on Form S-8 filed by LifePoint Hospitals, Inc. on April 19, 2005, File No. 333-124151).

3.2	Fourth Amended and Restated By-Laws of LifePoint Hospitals, Inc. (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated December 15, 2010, File No. 000-51251).

4.1	Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Hospitals, Inc. on October 25, 2004, File No. 333-119929)

4.2	Amended and Restated Rights Agreement, dated February 25, 2009, by and between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated February 25, 2009, File No. 000-51251)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan, dated June 30, 2005 (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.2	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.3	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.4	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.5	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.6	Amendment, dated April 23, 2012, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.7	Amendment, dated June 5, 2012, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.8	LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.9	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.10	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)

99.11	Amendment, dated June 5, 2012, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 12, 2009 (incorporated by reference from Appendix C to the LifePoint Hospitals, Inc. Proxy Statement filed April 23, 2012, File No. 000-51251)